SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING AUGUST 31, 2000
                                            ----------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1998-A


      1.  The aggregate amount of the Investor Percentage
          of Collections of Principal Receivables.............$ 111,114,978.62
                                                                --------------

      2.  The aggregate amount of the Investor Percentage
          of Collections of Finance Charge Receivables
          (excluding Interchange)..............................$ 12,160,170.26
                                                                --------------

      3.  The aggregate amount of the Investor Percentage
          of Interchange.......................................$    839,351.69
                                                                --------------

      4.  The aggregate amount of Servicer Interchange.........$    625,000.00
                                                                --------------

      5.  The aggregate amount of funds on deposit in
          Finance Charge Account allocable to the Series
          1998-A Certificates................................. $ 12,374,521.95
                                                                --------------

      6.  The aggregate amount of funds on deposit in
          the Principal Account allocable to the Series
          1998-A  Certificates................................$ 111,114,978.62
                                                                --------------

      7.  The aggregate amount of funds on deposit in
          the Principal Funding Account allocable to
          the Series 1998-A Certificates.......................$          0.00
                                                                --------------

      8.  The aggregate amount to be withdrawn from the
          Finance Charge Account and paid in accordance
          with the Loan Agreement pursuant to Section 4.11.....$          0.00
                                                                --------------

      9.  The excess, if any, of the Required Collateral
          Interest over the Collateral Interest................$          0.00
                                                                --------------

     10.  The Collateral Interest on the Transfer Date
          of the current calendar month, after giving
          effect to the deposits and withdrawals specified
          above, is equal to...................................$ 60,000,000.00
                                                                --------------

     11. The amount of Monthly Interest, Deficiency
         Amounts and Additional Interest payable to the
         (i)  Class A Certificateholders.......................$  3,758,988.15
                                                                --------------

         (ii) Class B Certificateholders.......................$    244,694.14
                                                                --------------

         (iii)Collateral Interest Holder.......................$    367,802.08
                                                                --------------

     12. The amount of principal payable to the
         (i)  Class A Certificateholders.......................$          0.00
                                                                --------------

         (ii) Class B Certificateholders.......................$          0.00
                                                                --------------

         (iii)Collateral Interest Holder.......................$          0.00
                                                                --------------

     13. The sum of all amounts payable to the
         (i)  Class A Certificateholders.......................$  3,758,988.15
                                                                --------------

         (ii) Class B Certificateholders ......................$    244,694.14
                                                                --------------

         (iii)Collateral Interest Holder.......................$    367,802.08
                                                                --------------

     14. To the knowledge of the undersigned, no Series
         1998-A Pay Out Event or Trust Pay Out Event has occurred except as described below:

                                    None



                   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 12th day of September, 2000.
                                              --------------------------

                                 BANK OF AMERICA NATIONAL ASSOCIATION

                                 Transferor and Servicer


                                 By:  /s/ VICTORIA J. JAHANABANI
                                      --------------------------------------
                                      Name:  Victoria J. Jahanabani
                                      Title: Vice President